Exhibit 99.(n.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-2 of StoneCastle Financial Corp., and to the use of our report dated February 28, 2017 on the financial statements and financial highlights of StoneCastle Financial Corp. Such financial statements and financial highlights appear in the 2016 Annual Report to Shareholders, which is incorporated by reference in the Statement of Additional Information in the Form N-2.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 26, 2017